 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2014
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4134 Business Park Drive, Amarillo, Texas 79110-4225
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (806) 376-1741

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Event.

The Company filed for protection under Chapter 11 of the US Bankruptcy Code in the US Bankruptcy Court for the Northern District of Texas, Amarillo Division, case No. 13-20393-11, on October 31, 2013, as previously reported in an 8-K filed October 31, 2013.

On February 13, 2014, the Bankruptcy Court entered an Interim Order Establishing Procedures for Certain Transfers of Debtor’s Common Stock (see http://www.upshotservices.com/amarillobiosciences go to Court Docket then Docket Number 96).  The Interim Order remains in effect until further order of the Bankruptcy Court. The Interim Order has been set for hearing at 10:00 am, February 27, 2014, at which time it may be extended, modified, or terminated. The Interim Order affects only shareholders owning beneficially, or expecting to acquire, 3,285,000 or more shares of the Company’s Common Stock (i.e., approximately 4.5%).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMARILLO BIOSCIENCES, INC.
Date: February 14, 2014	By: /s/ Bernard Cohen
Bernard Cohen, Vice President and Chief Financial Officer